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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY



                           DOLLAR GENERAL CORPORATION

                                  $200,000,000

                         8 5/8 % NOTES DUE JUNE 15, 2010

                               PURCHASE AGREEMENT

                                                                   June 16, 2000



CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC OF AMERICA SECURITIES LLC
WACHOVIA SECURITIES, INC.
c/o Credit Suisse First Boston Corporation
      Eleven Madison Avenue,
        New York, New York 10010-3629

Ladies and Gentlemen:

         1. Introductory. Dollar General Corporation, a Tennessee corporation (the "ISSUER"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") $200,000,000 principal amount of its 8 5/8 % Notes Due June 15, 2010 (the "OFFERED SECURITIES") guaranteed (the "GUARANTEES") by Dolgencorp, Inc., a Kentucky corporation; Dolgencorp of Texas, Inc., a Kentucky corporation; DG Logistics, LLC, a Tennessee limited liability company; Dade Lease Management, Inc., a Delaware corporation; Dollar General Partners, a Kentucky general partnership; Dollar General Financial, Inc., a Tennessee corporation; Nations Title Company, Inc., a Tennessee corporation; and Dollar General Intellectual Property, L.P., a Vermont limited partnership (each, a "GUARANTOR" and collectively, the "GUARANTORS" and, together with the Issuer, the "COMPANIES"), to be issued under an indenture dated as of June 15, 2000 (the "INDENTURE") among the Companies and First Union National Bank (as "TRUSTEE").

         You have advised us that you will make offers of the Offered Securities purchased by you hereunder on the terms set forth in the Offering Document (as defined below), as amended or supplemented, solely to (i) persons whom you reasonably believe to be a "qualified institutional buyer" (a "QIB") as defined in Rule 144A ("RULE 144A") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) to a limited number of institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act and (iii) outside the United States to persons other than U.S. Persons in offshore transactions meeting the requirements of Rule 904 of Regulation S ("REGULATION S") under the Securities Act.


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         Holders (including subsequent transferees) of the Offered Securities will have the registration rights set forth in the Registration Rights Agreement dated the Closing Date (as hereinafter defined) (the "REGISTRATION RIGHTS AGREEMENT") among the Companies and the Purchasers. Pursuant to the Registration Rights Agreement, the Companies have agreed to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Securities Act registering the offering of notes and guarantees (the "EXCHANGE SECURITIES" and the "EXCHANGE SECURITY GUARANTEES", respectively) identical in all material respects to the Offered Securities and the Guarantees (except that the Exchange Securities and the Exchange Security Guarantees will not contain terms with respect to transfer restrictions) to be offered in exchange for the Offered Securities and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act.

         The Companies hereby agree with the Purchasers as follows:

         2. Representations and Warranties of the Companies. The Companies, jointly and severally, represent and warrant to, and agree with, the Purchasers that:

            (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Companies. Such preliminary offering circular and offering circular, as supplemented as of the date of this Agreement, together with the documents incorporated therein by reference and any other document approved by the Companies for use in connection with the contemplated resale of the Offered Securities, are hereinafter collectively referred to as the "OFFERING DOCUMENT." On the date of this Agreement and on the Closing Date, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in
         Section 7(b) hereof. Except as disclosed in the Offering Document, the Issuer's Annual Report on Form 10-K and Quarterly Report on Form 10-Q most recently filed with the Commission and all subsequent reports (collectively, the "EXCHANGE ACT REPORTS") which have been filed by the Issuer with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") when filed did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.





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            (b) The Issuer has been duly incorporated and is an existing corporation under the laws of the State of Tennessee, with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties, results of operations or general affairs of the Issuer and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (c) Each Guarantor is listed on Schedule B hereto, together with its jurisdiction of organization and the beneficial ownership of the Issuer therein. Each Guarantor has been duly organized and is an existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with all power and authority to own its properties and conduct its business as described in the Offering Document; and each Guarantor is duly qualified to do business as a foreign corporation, limited liability company or partnership, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Guarantor that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Guarantor that is a corporation is owned by the Issuer, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, security interest, claim, encumbrance or defect of any kind; and the Guarantors constitute all of the direct and indirect subsidiaries of the Issuer.

            (d) This Agreement has been duly authorized, executed and delivered by each of the Companies and constitutes a valid and binding obligation of each of the Companies, enforceable against each of them in accordance with its terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (B) rights to indemnity and contribution may be limited by applicable laws.

            (e) The Indenture has been duly authorized by each of the Companies and, when duly executed and delivered by each of the Companies and the Trustee, will constitute a valid and binding obligation of each of the Companies, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture conforms in all material respects to the description thereof contained in the Offering Document.



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            (f) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Companies and constitutes a valid and binding obligation of each of the Companies, enforceable against each of them in accordance with its terms, except to the extent that
         (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (B) rights to indemnity and contribution may be limited by applicable laws; and the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Document.

            (g) The Offered Securities have been duly authorized by the Issuer, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Offered Securities will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Offered Securities conform in all material respects to the description thereof contained in the Offering Document.

            (h) The Guarantees have been duly authorized by each of the Guarantors, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Guarantees will constitute valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Guarantees conform in all material respects to the description thereof contained in the Offering Document.

            (i) The Exchange Securities have been duly authorized by the Issuer, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, the Exchange Securities will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).




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            (j) The Exchange Security Guarantees have been duly authorized by each of the Guarantors, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and the Registration Rights Agreement, the Exchange Security Guarantees will constitute valid and binding obligations of each of the Guarantors entitled to the benefits of the Indenture and enforceable against each of the Guarantors in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (k) Assuming the accuracy of the representations of the Purchasers in Section 4, except as disclosed in the Offering Document, the execution, delivery and performance of the Indenture, the Offered Securities, the Guarantees, the Exchange Securities, the Exchange Security Guarantees, the Registration Rights Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not require the consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court (except such as have been obtained, such as may be required under federal securities law in connection with the Registration Rights Agreement and such as may be required under state securities laws).

            (l) The execution, delivery and performance of the Indenture, the Registration Rights Agreement, the Offered Securities, the Guarantees, the Exchange Securities, the Exchange Security Guarantees and this Agreement and the consummation of the transactions therein and herein contemplated have been duly authorized by all necessary action on the part of each of the Companies and do not and will not violate or result in a breach or violation of any of the terms and provisions of, and do not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of any of the Companies under (A) the charter, by-laws or other organizational documents of any of the Companies, (B) any statute, any rule, regulation, order or decree of any governmental or regulatory agency or body or any court, domestic or foreign, having jurisdiction over any of the Companies or any of their properties, assets or operations, or (C) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which any of the Companies is a party or by which any of them is bound or to which any of the properties, assets or operations of any of the Companies is subject, except, in the case of clauses (B) and (C), for such breaches, violations or defaults which would not have a Material Adverse Effect.

            (m) The Companies have good title to all real properties owned by them, in each case free and clear of any mortgage, pledge, lien, security interest, claim or other encumbrance or defect; the Companies hold all leased real property under valid, subsisting and enforceable leases or subleases with no exceptions that would materially interfere with the use made or to be made thereof by them; none of the Companies is in default under any such lease or sublease; and no material claim of any sort has been asserted by anyone adverse to the rights of the Companies under any such lease or sublease or affecting or questioning the right of such entity to the continued possession of



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         the leased or subleased properties under any such lease or sublease, except in each case as would not have a Material Adverse Effect (individually or in the aggregate).

            (n) The Companies possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except as would not have a Material Adverse Effect and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit that would have a Material Adverse Effect (individually or in the aggregate).

            (o) The Companies own or possess adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Offering Document as being owned by the Companies and necessary for the conduct of their business, except as such would not have a Material Adverse Effect (individually or in the aggregate), and the Companies are not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Companies with respect to the foregoing which, if determined adversely to the Companies, would have a Material Adverse Effect (individually or in the aggregate).

            (p) The Companies have filed all tax returns required to be filed (subject to any extensions of time for the proper filing of such returns), which returns are complete and correct in all material respects, and none of the Companies is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than those not yet delinquent except for those that have been contested in good faith for which an adequate reserve has been established, in each case except as would not have a Material Adverse Effect (individually or in the aggregate).

            (q) (A) None of the Companies is in violation of its charter, by-laws or other organizational documents, (B) none of the Companies is in violation of any statute, any rule, regulation, order or decree of any governmental or regulatory agency or body or any court, domestic or foreign, having jurisdiction over any of the Companies or any of their properties, assets or operations, and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, or as a result of consummation of the issuance of the Offered Securities, the Guarantees, the Exchange Securities or the Exchange Security Guarantees will exist, under any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which any of the Companies is a party or by which any of them is bound or to which any of the properties, assets or operations of any of the Companies is subject, except, in the case of clauses (B) and (C), for such violations and defaults that would not have a Material Adverse Effect (individually or in the aggregate).

            (r) Except as described in the Offering Document, there are no pending actions, suits or proceedings against or, to the knowledge of the Companies, affecting any of the Companies or any of their respective properties, assets or operations that would have a Material Adverse Effect, or could materially and adversely affect the ability of the Companies to perform their obligations under this Agreement, the Indenture, the



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         Registration Rights Agreement, the Offered Securities, the Guarantees,
         the Exchange Securities, the Exchange Security Guarantees or any other document governing the sale of the Offered Securities; and no such actions, suits or proceedings are, to the knowledge of the Companies, threatened or contemplated.

            (s) Except as disclosed in the Offering Document, since the date of the latest audited consolidated financial statements of the Companies included in the Offering Document, none of the Companies has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Companies, taken as a whole, and there has not occurred, to the Companies' knowledge, any development or event involving a prospective Material Adverse Effect and, except as disclosed in or contemplated by the Offering Document, since the date of the latest audited consolidated financial statements of the Companies included in the Offering Document, there has been no (i) dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock, (ii) issuance of securities (other than the Offered Securities offered hereby and up to 600,000 shares of common stock issuable upon the exercise of options issued pursuant to existing employee stock option plans) or (iii) material increase in short-term or long-term debt of the Companies.

            (t) The Companies maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) Deloitte & Touche LLP, who has certified certain financial statements of the Companies, whose report is incorporated by reference in the Offering Document and who will deliver the letters referred to in Sections 6(a) and 6(g) hereof, are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings.

            (v) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Document present fairly, in all material respects, the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as disclosed therein. The other financial and statistical information set forth in the Offering Document present fairly, in all material respects, the information shown therein and have been, except as disclosed therein, compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Offering Document.

            (w) None of the Companies is, and, upon sale of the Offered Securities and the application of the net proceeds of such sale as described in the Offering Document, none



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         of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") and the rules and regulations of the Commission thereunder.

            (x) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

            (y) Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4 hereof, the initial placement of the Offered Securities by the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

            (z) None of the Companies nor any of their affiliates nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. The Companies, their affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Companies have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

            (aa) None of the Companies has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Offered Securities to facilitate the sale or resale of the Offered Securities.

            (bb) None of the Companies has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

            (cc) There are no contractual restrictions on transfers of the Offered Securities pursuant to any contracts or other similar instruments to which the Issuer is a party, except as described in the Offering Document and as required by Rule 144A, Regulation S or Regulation D under the Securities Act.



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            (dd) The Issuer is subject to Section 13 or 15(d) of the Exchange
         Act.

         The Companies acknowledge that the Purchasers and, for purposes of the opinions to be delivered to the Purchasers pursuant to Section 6 hereof, counsel to the Companies and counsel to the Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance. Each certificate signed by any officer or representative of any of the Companies and delivered to the Purchasers or counsel for the Purchasers shall be deemed to be a representation and warranty by such Company to the Purchasers as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuer, at a purchase price of 99.184 % of the principal amount thereof plus accrued interest, if any, from June 21, 2000 to the Closing Date (as hereinafter defined) the respective principal amounts of Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

         The Issuer will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in registered form without interest coupons (the "GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Offered Securities sold to institutional "accredited investors," as defined in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act, will be delivered as definitive fully registered certificates (the "DEFINITIVE SECURITIES") in such names and in such denominations as CSFBC may request.

         Payment for the Offered Securities shall be made by the several Purchasers in federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Issuer at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005, at 9:00 a.m. (New York time), on June 21, 2000, or at such other time and date not later than seven full business days thereafter as CSFBC and the Issuer determine, such time and date being herein referred to as the "CLOSING DATE," against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities and the Definitive Securities will be made available for checking at the above offices of Milbank, Tweed, Hadley & McCloy LLP at least 24 hours prior to the Closing Date.

         4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Issuer that it is a QIB and an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) of Regulation D under the Securities Act.

         (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant



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to an exemption from the registration requirements of the Securities Act. Each
Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Regulation S, Rule 144A or Regulation D under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, Rule 144A and Regulation D under the Securities Act.

         Terms used in this subsection (b) have the meanings given to them by Regulation S.

         (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuer.

         (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A. Each Purchaser further agrees, with respect to resales made to institutional "accredited investors" under Rule 501(a)(1), (2), (3) or (7), each such investor shall have completed and delivered a letter substantially in the form of Annex A to the Offering Document to the Purchaser prior to the confirmation of any order.

         (e) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and, prior to the date six months after the date of issuance of the Offered Securities, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11 (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         5. Certain Agreements of the Companies. Each of the Companies agrees with the Purchasers that:

         (a) The Companies will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent, which consent will not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Companies will promptly notify CSFBC of such event and will promptly prepare at its own expense an amendment or supplement that will correct such statement or omission. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
Section 6 of this Agreement.

         (b) The Companies will furnish to CSFBC copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC requests, and the Issuer will furnish to CSFBC on the date hereof three copies of the Offering Document signed by a duly authorized representative of the Issuer. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Companies will promptly furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Companies, jointly and severally, will pay the expenses of printing and distributing to the Purchasers all such documents.

         (c) The Companies will use their reasonable best efforts to arrange for the qualification of the Offered Securities and the determination of their eligibility for investment under the blue sky laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Companies will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject it to taxation in any such state.

         (d) So long as any of the Offered Securities are outstanding, the Issuer will, upon request, furnish to CSFBC and each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and, upon request, the Issuer will furnish to CSFBC and to each of the other Purchasers, (i) as soon as available, a copy of each report and any definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) for one year from the Closing Date, such other information concerning the Issuer as CSFBC may reasonably request.

         (e) During the period of two years after the Closing Date or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the

Securities Act), the Issuer will, upon request, furnish to CSFBC, each of the other Purchasers, and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

         (f) During the period of two years after the Closing Date, or, if earlier, until such time as the Offered Securities are no longer restricted securities (as defined in Rule 144 under the Securities Act), the Companies will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

         (g) During the period of two years after the Closing Date, none of the Companies will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

         (h) The Companies will, jointly and severally, pay all expenses incidental to the performance of their obligations under this Agreement and the Indenture including (i) the fees and expenses of the Trustee and its professional advisors; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) for any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the blue sky laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto; (iv) for any fees charged by investment rating agencies for the rating of the Offered Securities; and (v) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers.

         (i) In connection with the offering, until CSFBC shall have notified the Issuer and the other Purchasers of the completion of the resale of the Offered Securities, none of the Companies nor any of their affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and none of the Companies nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

         (j) Until the later of the Closing Date or the completion of the initial offering of the Offered Securities by the Purchasers (but in no event more than 30 days after the initial offering of the Offered Securities by the Purchasers), none of the Companies will offer, sell, contract to sell, announce its intention to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by any of the Companies and having a maturity of more than one year from the date of issue without the prior written consent of CSFBC. None of the Companies will at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor under Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

         (k) The Issuer will apply the net proceeds of the Offering on the sale of the Offered Securities in the manner set forth in the Offering Document under the caption "Use of Proceeds."

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Companies contained herein, to the accuracy of the statements of officers or other representatives of the Companies made pursuant to the provisions hereof, to the performance by the Companies of their obligations hereunder, and to the following additional conditions precedent:

         (a) The Purchasers shall have received a letter, dated the date of this Agreement, of Deloitte & Touche LLP, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and to the effect that:

            (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of unaudited interim consolidated financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Offering Document and in the Exchange Act Reports;

            (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available unaudited interim consolidated financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

            (A) the unaudited financial statements included or incorporated by reference in the Offering Document and the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

            (B) the information set forth under the caption "Selected Consolidated Financial and Operating Data" in the Offering Document does not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Offering Document and the Exchange Act Reports;

            (C) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any decrease in shareholders' equity or change in the capital stock or any increase in short-term debt or long-term debt of the Issuer and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total current assets or total assets, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Offering Document; or

            (D) for the period from the closing date of the latest income statement included or incorporated by reference in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included or incorporated by reference in the Offering Document, in consolidated net sales, operating profit or the total or per share amounts of net income, or any increases or decreases, as the case may be, in other items specified by CSFBC;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Offering Document discloses have occurred or may occur or which are described in such letter; and

            (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts), numerical data and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages, numerical data and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages, numerical data and other financial information to be in agreement with such results except as otherwise specified in such letter.

         (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFBC, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Companies which, in the judgment of a majority in interest of the Purchasers including CSFBC, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no stated implications of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including CSFBC, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

         (c) The Purchasers shall have received an opinion, dated the Closing Date, of Bass, Berry & Sims PLC, counsel for the Companies, to the effect that:

            (i) Each of the Companies is a validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with all corporate, limited liability company or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document.

            (ii) This Agreement has been duly authorized, executed and delivered by the Companies and constitutes a valid and binding obligation of each of the Companies.

            (iii) The Indenture has been duly authorized, executed and delivered by each of the Companies; the Offered Securities and the Guarantees have been duly authorized and executed by each of the Companies party thereto and delivered by each of the Companies to the Trustee for authentication; and the Indenture, the Offered Securities and the Guarantees (assuming the due execution, authentication and delivery by the Trustee of the Offered Securities, and the payment therefor in accordance with the terms of this Agreement) constitute valid and binding obligations of each of the Companies enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Offered Securities are entitled to the benefits of the Indenture.

            (iv) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Companies and constitutes a valid and binding obligation of each of the Companies, enforceable against each of them in accordance with its terms, except to the extent that
         (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (B) rights to indemnity and contribution may be limited by applicable laws.

            (v) Assuming (A) the accuracy of the representations and warranties of the Companies set forth in Section 2 hereof and of the Purchasers set forth in Section 4 hereof and (B) the due performance by the Companies of the covenants and agreements set forth in Section 5 hereof and the due performance by the Purchasers of the covenants set forth in
         Section 4 hereof, it is not necessary in connection with (A) the offer, sale and delivery of the Offered Securities and the Guarantees to the Purchasers pursuant to this Agreement or (B) the initial placement of the Offered Securities and the Guarantees by the Purchasers in the manner contemplated hereby to register the Offered Securities or the Guarantees under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act; provided that such counsel need not express an opinion as to any subsequent resale of the Offered Securities.

            (vi) None of the Companies is, and, upon sale of the Offered Securities and the application of the net proceeds of such sale as described in the Offering Document, none of them will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act and the rules and regulations of the Commission thereunder.

            (vii) No consent, approval, authorization, order, registration or qualification of, or filing with, any governmental or regulatory agency or body or any court is required on the part of the Companies for the execution and delivery by the Companies (or the consummation of the transactions which are the subject) of the Indenture, the Offered Securities, the Guarantees, the Exchange Securities, the Exchange Security Guarantees, the Registration Rights Agreement and this Agreement (except (A) such as may have been obtained and made, (B) such as may be required by federal securities law pursuant to the Registration Rights Agreement and (C) such as may be required under state securities laws).

            (viii) The execution, delivery and performance of the Indenture, the Offered Securities, the Guarantees, the Exchange Securities, the Exchange Security Guarantees, the Registration Rights Agreement and this Agreement by each of the Companies and the consummation of the transactions therein and herein contemplated have been duly authorized by all necessary corporate or other action on the part of each such Company and does not and will not violate or result in a breach or violation of any of the terms and provisions of, and does not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of each such Company, and each such Company is not in violation of (A) the charter, by-laws or other organizational documents of each such Company, (B) to the knowledge of such counsel, any statute, rule, regulation, order or decree of any governmental or regulatory agency or body or any court having jurisdiction over each such Company or any of their properties, assets or operations or (C) to the knowledge of such counsel, any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which each such Company is a party or by which each such Company is bound or to which any of the properties, assets or operations of each such Company is subject, except, in the case of clauses (B) and (C), for such breaches or violations which would not have a Material Adverse Effect (individually or in the aggregate).

            (ix) Such counsel have considered the statements relating to legal matters or documents included in the Offering Document under the headings "Description of Notes" and "Federal Income Tax Considerations" and, in such counsels' opinion, such statements fairly summarize, in all material respects, such legal matters or documents.

            (x) The courts of the State of Tennessee will enforce the choice of law provisions contained in this Agreement, the Registration Rights Agreement, the Indenture, the Offered Securities and the Guarantees that expressly provide that the terms and provisions thereof will be governed by and construed in accordance with the laws of the State of New York.

            (xi) Such counsel have no reason to believe that the Offering Document, or any amendment or supplement thereto as of the date thereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Offering Document and the Exchange Act Reports. Such counsel may state that their belief is based upon their participation in the preparation of the Offering Document (and any amendments or supplements thereto) and review and discussion of the contents thereof (including participation in the preparation of the incorporated documents), but are without independent check or verification except as specified.

         (d) The Purchasers shall have received an opinion, dated the Closing Date, of Larry Wilcher, Esq., General Counsel of the Company, to the effect that:

            (i) Each of the Companies is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or general partnership, as the case may be, in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect; each of the Companies has been duly organized and is a validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with all corporate, limited liability company or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document.

            (ii) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Guarantors have been duly and validly authorized and issued and are fully paid and non-assessable, and the shares of capital stock of, or other ownership interests in, each Guarantor owned by the Issuer, directly or through subsidiaries, are owned, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

            (iii) The execution, delivery and performance of the Indenture, the Offered Securities, the Guarantees, the Exchange Securities, the Exchange Security Guarantees, the Registration Rights Agreement and this Agreement by each of the Companies and the consummation of the transactions therein and herein contemplated have been duly authorized by all necessary corporate or other action on the part of each such Company and does not and will not violate or result in a breach or violation of any of the terms and provisions of, and does not and will not constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any material assets or properties of each such Company, and each such Company is not in violation of (A) the charter, by-laws or other organizational documents of each such Company, (B) to the knowledge of such counsel, any statute, rule, regulation, order or decree of any governmental or regulatory agency or body or any court having jurisdiction over each such Company or any of their properties, assets or operations or (C) to the knowledge of such counsel, any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which each such Company is a party or by which each such Company is bound or to which any of the properties, assets or operations of each such Company is subject, except, in the case of clauses (B) and (C), for such breaches or violations which would not have a Material Adverse Effect (individually or in the aggregate).

            (iv) Except as described in the Offering Document, there are no pending actions, suits or proceedings against any of the Companies or any of their respective properties, assets or operations that would have a Material Adverse Effect, or could materially and adversely affect the ability of any of the Companies to perform their obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Offered Securities, the Guarantees; the Exchange Securities or the Exchange Security Guarantees; and no such actions, suits or proceedings are, to the knowledge of such counsel, threatened or contemplated.

            (v) Such counsel has no reason to believe that the Offering Document, or any amendment or supplement thereto, as of the date thereof and as of the Closing Date or any Exchange Act Report, as of the date such report was filed, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Offering Document and the Exchange Act Reports.

         (e) The Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, with respect to the validity of the Offered Securities, the Guarantees, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuer and of the Guarantees by the Guarantors to the Purchasers and such other related matters as CSFBC may require, and the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (f) The Purchasers shall have received a certificate, dated the Closing Date, of the President or any Vice President and the principal financial or accounting officer of the Issuer in which such officers, to their knowledge after reasonable investigation, shall state that (A) the representations and warranties of each of the Companies in this Agreement are true and correct, (B) each of the Companies has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (C) subsequent to the dates of the most recent financial statements included or incorporated by reference in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, results of operations or general affairs of the Companies, taken as a whole other than those set forth in or contemplated by the Offering Document or as described in such certificate.

         (g) The Purchasers shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP that meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to the Closing Date for the purposes of this subsection.

         The Companies will furnish the several Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

         7. Indemnification and Contribution. (a) The Companies will, jointly and severally, indemnify and hold harmless each Purchaser, its partners, directors, officers and employees and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or any such partner, director, officer, employee or controlling person, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Companies' failure to perform their obligations under Section 5(a) of this Agreement, and will reimburse, as incurred, any legal or other expenses reasonably incurred by such Purchaser, or any such partner, director, officer, employee or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Companies by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information furnished by the Purchasers consists of the information described as such in subsection (b) below; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission from any preliminary offering circular, the indemnity agreements contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold Offered Securities to the person asserting any such losses, claims, damages or liabilities to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there were not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the final offering circular (exclusive of any material included therein but not attached thereto) if the Companies had previously furnished copies thereof to such Purchaser and if the untrue statement or omission or alleged untrue statement or omission was corrected in such final offering circular.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Companies, each of their respective partners, directors, officers and employees, and each person, if any, who controls the Companies within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which the Companies, or any of their partners, directors, officers, employees or controlling persons, may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through CSFBC specifically for use therein, and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Companies, or their partners, directors, officers, employees or controlling persons, in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood and agreed that the only such information furnished to the Companies by any Purchaser consists of the information in the Offering Document furnished (i) on behalf of each Purchaser, under the caption "Plan of Distribution," paragraphs three and eight; and (ii) on behalf of Banc of America Securities LLC and Wachovia Securities LLC, under the caption "Plan of Distribution," paragraph ten; provided, however, that the Purchasers shall not be liable for any losses, claims, damages, or liabilities arising out of or based upon the Companies' failure to perform their obligations under Section 5(a) of this Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Companies on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

         (e) The obligations of the Companies under this Section shall be in addition to any liability which the Companies may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Companies within the meaning of the Securities Act or the Exchange Act.

         8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, CSFBC may make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to CSFBC and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Companies, or their respective representatives, officers or directors, and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Companies or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Companies shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Companies, and the Purchasers pursuant to Section 7 shall remain in effect, but shall not inure to the benefit of any defaulting Purchaser. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Companies will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o CSFBC, Eleven Madison Avenue, New York, N.Y. 10010-3629,
Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Companies, will be mailed, delivered or telegraphed and confirmed to it c/o the Issuer at 100 Mission Ridge, Goodlettsville, Tennessee 37072-2170,
Attention: General Counsel.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Purchasers. CSFBC will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The Companies hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding brought by another party to this Agreement arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, the Guarantors and the several Purchasers in accordance with its terms.



                                    Very truly yours,


                                    DOLLAR GENERAL CORPORATION



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLGENCORP, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLGENCORP OF TEXAS, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DG LOGISTICS, LLC
                                    By:  Dolgencorp, Inc., its Managing Member



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DADE LEASE MANAGEMENT, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer

                                    DOLLAR GENERAL PARTNERS
                                    By:  Dolgencorp, Inc., a general partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    By: Dade Lease Management, Inc., a general
                                        partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    By: Dollar General Financial, Inc., a
                                        general partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    DOLLAR GENERAL FINANCIAL, INC.



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer


                                    NATIONS TITLE COMPANY, INC.



                                    By: /s/ Robert C. Layne
                                        ----------------------------------------
                                        Name:  Robert C. Layne
                                        Title: Secretary


                                    DOLLAR GENERAL INTELLECTUAL PROPERTY, L.P.
                                    By: Dade Lease Management, Inc., its
                                         General Partner



                                    By: /s/ Wade Smith
                                        ----------------------------------------
                                        Name:  Wade Smith
                                        Title: Treasurer

The foregoing Purchase Agreement is
   hereby confirmed accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC OF AMERICA SECURITIES LLC
WACHOVIA SECURITIES, INC.


By:  CREDIT SUISSE FIRST BOSTON CORPORATION



      By /s/ Joseph D. Fashano
         --------------------------------------------
         Name: Joseph D. Fashano
         Title: Director

                                   SCHEDULE A

                                                       Principal Amount
Purchaser                                           of Offered Securities
---------                                           ---------------------
Credit Suisse First Boston Corporation                   $114,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated         52,000,000
Banc of America Securities LLC                             30,000,000

Wachovia Securities, Inc.                                   4,000,000
                                                         ------------
         Total                                           $200,000,000
                                                         ============

                                   SCHEDULE B

                                   Guarantors

---------------------------------------------------------------------------------------------------------------
       GUARANTOR NAME             JURISDICTION OF                                       ISSUER'S BENEFICIAL
                                   ORGANIZATION           IMMEDIATE OWNERSHIP                OWNERSHIP
---------------------------------------------------------------------------------------------------------------
Dade Lease Management, Inc. ("DADE")  Delaware              100% -- Issuer                      100%
---------------------------------------------------------------------------------------------------------------
DG Logistics, LLC                     Tennessee             100% -- Dolgencorp                  100%
---------------------------------------------------------------------------------------------------------------
Dolgencorp of Texas, Inc.             Kentucky              100% -- Dolgencorp                  100%
("DOLGENCORP TEXAS")
---------------------------------------------------------------------------------------------------------------
Dolgencorp, Inc. ("DOLGENCORP")       Kentucky              100% -- Issuer                      100%
---------------------------------------------------------------------------------------------------------------
Dollar General Financial, Inc.        Tennessee             100% -- Issuer                      100%
("DG FINANCIAL")
---------------------------------------------------------------------------------------------------------------
Dollar General Intellectual           Vermont               99% -- Greater Cumberland           100%
Property, L.P.                                              1% -- Dade
---------------------------------------------------------------------------------------------------------------
Dollar General Partners               Kentucky              77% -- Dolgencorp                   100%
                                                            21% -- Dade
                                                            2% -- DG Financial
---------------------------------------------------------------------------------------------------------------
Nations Title Company, Inc.           Tennessee             100% -- DG Financial                100%
---------------------------------------------------------------------------------------------------------------





                                      B-1